SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

August 26, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated August 20, 2010 of Coronado Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and to our audit of their financial statements for the nine months ended December 31, 2009 and for each of the two years ended March 31, 2009 and 2008. We cannot confirm or deny that the appointment of Malone Bailey LLP, Certified Public Accountants, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

CC:  U.S. Securities & Exchange Commission
        Office of the Chief Accountant
        100 F Street, NE
        Washington, DC 20549
        202-551-5300 Phone
        202-772-9252 Fax

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